Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	MEDIA: Robyn Young
March 1, 2021	Chief Marketing Officer
ryoung@westernalliancebank.com

INVESTORS: Dale Gibbons
Chief Financial Officer
(602) 952-5476

Western Alliance Bancorporation Announces Pricing of 2.3 Million Shares of Common Stock

PHOENIX--Western Alliance Bancorporation (“Western Alliance”) (NYSE: WAL) today announced the pricing of 2.3 million shares of common stock at $91.00 per share for a total offering of approximately $209 million, to support the recently announced AmeriHome acquisition and its future growth. Western Alliance sold these shares through a registered direct offering to existing institutional shareholders.
“We greatly appreciate the ongoing support and vote of confidence from our shareholders. This capital raise represents another validation of our acquisition of AmeriHome and the industry-leading performance of Western Alliance Bank,” said Kenneth A. Vecchione, President and Chief Executive Officer of Western Alliance.
As a leading national B2B mortgage acquirer and servicer, AmeriHome will extend Western Alliance’s national commercial businesses with a complementary national correspondent mortgage franchise comprised of a network of independent mortgage originators and mortgage servicing portfolio. AmeriHome’s combination of business model, diversified and complementary channels, and sophisticated portfolio management strategies has successfully generated consistent and profitable returns throughout rate environments and economic cycles.
The offering is expected to close on March 8, 2021, subject to the satisfaction of customary closing conditions. The Bank intends to use the net proceeds of the offering for general corporate purposes, including providing capital to support future growth and the repayment, redemption or repurchase of existing indebtedness.
About Western Alliance Bancorporation
With more than $35 billion in assets, Western Alliance Bancorporation (NYSE: WAL) is one of the country’s top-performing banking companies. The company was #1 best-performing of the 50 largest public U.S. banks in the most recent S&P Global Market Intelligence listing and ranks high on the Forbes “Best Banks in America” list year after year. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their ambitions with teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. Serving clients across the country wherever business happens, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements about (i) the successful completion and benefits of the acquisition of AmeriHome; (ii) other objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements.
These forward-looking statements are based upon the current beliefs and expectations of the management of Western Alliance and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of Western Alliance. In addition, these forward- looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that may affect future results of Western Alliance are discussed in Western Alliance’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021.
Any forward-looking statement made in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend to have and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this release to reflect new information, future events or otherwise.